Page 14 of 75 Pages

                               PURCHASE AGREEMENT

         THIS PURCHASE AGREEMENT (this "Agreement") is made as of the 7th day of June, 2000, by and between CONTINENTAL CHOICE CARE, INC., a New Jersey corporation with its principal executive offices located at 44 Aspen Drive, Livingston, New Jersey 07039 (the "Company") and LAZAR & COMPANY I.G., LLC, a New York limited liability company with its principal executive offices located at One Penn Plaza, 36th Floor, New York, New York 10119 (the "Purchaser"). Capitalized terms used in this Agreement but not defined upon their first usage are defined in Section 9.1, unless otherwise noted.

         The parties hereto, intending to be legally bound, agree as follows:

                                    ARTICLE 1

                        PURCHASE AND SALE OF COMMON STOCK
                        AND COMMON STOCK PURCHASE WARRANT

         1.1  Purchase.  Subject  to the terms  and  conditions  hereof,  on the
              --------
Closing Date the Company shall sell to the Purchaser, and the Purchaser shall purchase from the Company, (a) 200,000 shares (the "Shares") of the Company's common stock, no par value per share (the "Common Stock") upon the terms hereinafter set forth, and (b) a warrant (the "Warrant") to purchase 6,800,000 shares of Common Stock (the "Warrant Shares") in substantially the form attached hereto as Exhibit A (the "Sale").
          ---------

         1.2  Form of  Payment.  The  purchase  price  for the  Shares  shall be
              ----------------
$750,000 and the purchase price for the Warrant shall be $350,000, for an aggregate purchase price of $1,100,000 (the "Purchase Price"). On the Closing Date, the Purchaser shall pay the Purchase Price by delivering to the Company
(a) $50,000 in cash or other immediately available U.S. funds, and (b) a 7% Secured Promissory Note (the "Note") in the principal amount of $1,050,000 in substantially the form attached hereto as Exhibit B and a pledge agreement (the
                                           ---------
"Pledge Agreement") in substantially the form attached hereto as Exhibit C.
                                                                 ---------

         1.3 Closing  Date.  The closing (the  "Closing")  of the Sale will take
             -------------
place no later than the fifth business day following the date the Company obtains Shareholder Approval or such other time and date as shall be mutually agreed upon by the Purchaser and the Company. Such time and date is herein called the "Closing Date." The Closing shall occur at the offices of Pitney, Hardin, Kipp & Szuch LLP, 200 Campus Drive, Florham Park, New Jersey, or at such other location as may be agreed upon by the parties.

                                                             Page 15 of 75 Pages

                                   ARTICLE 2

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants that:


         2.1 Organization and  Qualification.  The Company is a corporation duly
             -------------------------------
organized, validly existing and in good standing under the laws of the State of New Jersey. The Company has all requisite corporate power and authority to carry on its business as described in the Company Reports (as defined herein). The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction where the failure to so qualify or be in good standing would materially adversely affect its business.

         2.2  Capitalization.  The  authorized  capital  stock  of  the  Company
              --------------
consists of 20,000,000 shares of Common Stock and 5,000,000 shares of preferred stock. As of June 6, 2000, there were:

                           (a)  3,612,544  shares  of  Common  Stock outstanding

                           (b) 1,707,100 shares of Common Stock reserved for issuance pursuant to outstanding securities that are convertible into or exchangeable for shares of Common Stock, other than the Shares and shares of Common Stock reserved for issuance upon exercise of the Warrant and the Key Employee Warrants (as defined herein), and

                           (c) 3,500,000 shares to be reserved for issuance under a stock incentive plan to be approved by the Company's board of directors and subject to approval by the Company's shareholders (the "Incentive Plan").

As of June 6, 2000, (i) of the 3,612,544 shares of Common Stock referred to in clause (a) above, 1,527,500 shares are beneficially owned by Techtron, Inc.,
(ii) of the 1,707,100 shares referred to in clause (b) above, an aggregate of 950,000 are reserved for issuance pursuant to outstanding securities beneficially owned by Steven L. Trenk, Alvin S. Trenk and Martin G. Jacobs, M.D., collectively, and (iii) Steven L. Trenk, Alvin S. Trenk and Martin G. Jacobs, M.D. collectively own approximately 80% of the outstanding capital stock of Techtron, Inc. Except for interests pursuant to which shares have been reserved for issuance as set forth in the preceding sentence or as so excluded therefrom, there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights or other contracts or commitments that could require the Company to issue, sell or otherwise cause to become outstanding any of its capital stock or equity interests or other instruments convertible into such interests. Except as set forth on Schedule 2.2, there are no shareholder agreements, voting agreements,
         ------------
voting trusts, trust deeds, irrevocable proxies or any other similar agreement or instruments to which the Company is a party or of which it is aware, or any agreements or arrangements under which the Company is obligated to register the sale of any of its securities under the Securities Act.

                                                             Page 16 of 75 Pages

         2.3  Authorization;  Binding Effect; No Breach.  Subject to Shareholder
              -----------------------------------------
Approval: The Company's execution, delivery and performance of each Transaction Document to which it is a party has been duly authorized by it; Each Transaction Document to which the Company is a party constitutes a valid and binding obligation of the Company which is enforceable against the Company in accordance with its terms, except to the extent that such validity or enforceability may be subject to or affected by any bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights or remedies of creditors generally, or by other equitable principles of general application; The execution, delivery and performance by the Company of the Transaction Documents to which it is a party do not and will not (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default under, (c) result in a violation of, (d) require any authorization, consent, approval, exemption or other action by or declaration or notice to any Government Entity pursuant to, or (e) create any Lien under, the charter or bylaws of the Company or any agreement, instrument, or other document, or any Legal Requirement, to which the Company is, or any of its assets are, subject.

         2.4 Validity of the Shares,  the Warrant,  and the Warrant Shares.  The
             -------------------------------------------------------------
Shares, the Warrant, and the Warrant Shares are duly authorized, reserved for issuance and will, when issued in accordance with the terms hereof and thereof, be validly issued, fully paid and non-assessable, free and clear of all Liens and any pre-emptive rights of the shareholders of the Company, except for the Pledge Agreement and with respect to the Warrant the exercise price thereof.

         2.5  Governmental  Filings.  Except  for the  filing  of an  Additional
              ---------------------
Listing Application with The Nasdaq Stock Market, Inc. and a Notice of Sale of Securities Pursuant to Regulation D on Form D with the SEC, no notices, reports or other filings are required to be made by the Company with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by the Company from, any Government Entity in connection with the execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated by the Transaction Documents. Attached hereto as Exhibit D-1 is a certificate by the Company certifying that, within the meaning
-----------
of the Hart-Scott-Rodino Antitrust Improvement Act of 1976 (the "HSR Act"), the Company is not a person with total assets or net sales of $100 million or more, and attached hereto as Exhibit D-2 is a certificate by the Purchaser certifying
                       -----------
that, within the meaning of the HSR Act, the Purchaser is not a person with total assets of $10 million or more.

         2.6 Company Reports;  Financial Statements.  The Company has filed with
             --------------------------------------
the SEC each report, proxy statement or information statement required to be filed by it since January 1, 2000 through the date hereof, including (a) the Company's Annual Report on Form 10-KSB for the year ended December 31, 1999, as amended, and (b) the Company's Quarterly Report on Form 10-Q for the calendar quarter ended March 31, 2000 (collectively, the "Company Reports"), copies of which have been made available to the Purchaser. As of their respective dates, the Company Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. As of their respective dates, the consolidated financial statements included in the Company Reports complied as to form in all material respects with then applicable accounting requirements and the published rules

                                                            Page 17 of 75 Pages

and regulations of the SEC with respect thereto. Each of the consolidated balance sheets included in or incorporated by reference into the Company Reports (including the related notes and schedules) fairly presents in all material respects the consolidated financial position of the Company and its subsidiaries as of its date and each of the consolidated statements of income and of changes in cash flows included in or incorporated by reference into the Company Reports (including any related notes and schedules) fairly presents in all material respects the results of operations and changes in cash flows, as the case may be, of the Company for the periods set forth therein (subject, in the case of unaudited statements, to the absence of notes and normal year-end audit adjustments), in each case in accordance with GAAP, except as may be noted therein.

         2.7 Nasdaq  Listing.  The Common Stock is listed on the Nasdaq SmallCap
             ---------------
and the Company has not received any notice from The Nasdaq Stock Market, Inc. advising the Company of the initiation of any delisting proceedings with respect to the Common Stock.

         2.8  Absence of Certain  Changes.  Except as  disclosed  in the Company
              ---------------------------
Reports filed prior to the date hereof, since January 1, 2000 the Company has conducted its business only in, and has not engaged in any material transaction other than in, the ordinary and usual course of its business and there has not been any material adverse change in the financial condition, business, prospects or results of operations of the Company and its Subsidiaries, taken as a whole, since January 1, 2000.

         2.9   Absence  of   Undisclosed   Liabilities.   The  Company  and  its
               ---------------------------------------
Subsidiaries, taken as a whole, do not have any material liability (whether accrued, absolute, contingent, unliquidated or otherwise, whether or not known, whether due or to become due, and regardless of when asserted) other than: (a) the liabilities included on the latest balance sheet contained in the Company Reports (the "Latest Balance Sheet"), (b) current liabilities which have arisen in the ordinary course of business and consistent with the Company's past practice after the date of the Latest Balance Sheet (none of which is a liability resulting from breach of contract, breach of warranty, tort, infringement, violation of law, claim or lawsuit), all of which have been disclosed to the Purchaser, and (c) other liabilities and obligations expressly disclosed in this Agreement or in any Transaction Document.

         2.10  Litigation.  There  are  no  civil,  criminal  or  administrative
               ----------
actions, suits, claims, hearings, investigations, arbitrations, or proceedings pending or, to the knowledge of the Company, threatened against the Company preventing, or which, if determined adversely to the Company would prevent the Company from consummating the transactions contemplated by the Transaction Documents or would have a material adverse effect on the financial condition, business, prospects or results of operations of the Company or its Subsidiaries, taken as a whole.

         2.11 Brokerage.  There is no claim for brokerage commissions,  finders'
              ---------
fees or similar compensation in connection with the transactions contemplated by the Transaction Documents which is binding upon the Company.

         2.12  Disclosure.  Neither this Article 2 nor any  certificate or other
               ----------
item delivered to the Purchaser by or on behalf of the Company with respect to the transactions contemplated by the Transaction Documents contains any untrue statement of a material fact or omits a material fact which is necessary to make any statement contained herein or therein, in light of the circumstances in which they were made, not misleading.

                                                            Page 18 of 75 Pages

                                    ARTICLE 3

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

         The Purchaser represents and warrants that:


         3.1  Organization  and  Qualification.   The  Purchaser  is  a  limited
              --------------------------------
liability company duly organized, validly existing and in good standing under the laws of the State of New York. The Purchaser has all requisite power and authority to carry on its business as presently conducted. The Purchaser is duly qualified to do business and is in good standing in every other jurisdiction where the failure to so qualify or be in good standing would materially adversely affect its business.

         3.2   Authorization;   Binding  Effect;  No  Breach.   The  Purchaser's
               ---------------------------------------------
execution, delivery and performance of each Transaction Document to which it is a party has been duly authorized by it. Lazar & Company I.G., Inc. is the managing member of the Purchaser (the "Managing Member") and the Purchaser hereby represents that the Managing Member is duly authorized to execute and deliver, on behalf of the Purchaser, each Transaction Document to which the Purchaser is a party. Each Transaction Document to which the Purchaser is a party constitutes a valid and binding obligation of the Purchaser which is enforceable against the Purchaser in accordance with its terms, except to the extent that such validity or enforceability may be subject to or affected by any bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights or remedies of creditors generally, or by other equitable principles of general application. The execution, delivery and performance by the Purchaser of the Transaction Documents to which it is a party do not and will not (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default under, (c) result in a violation of, or (d) require any authorization, consent, approval, exemption or other action by or declaration or notice to any Government Entity pursuant to, the charter or bylaws of the Purchaser or any agreement, instrument, or other document, or any Legal Requirement, to which the Purchaser or any of its assets is subject.

         3.3 Investment Purpose. The Purchaser is capable of evaluating the risk
             ------------------
of its investment in the Shares and the Warrant and is able to bear the economic risk of such investment, that it is purchasing the Shares and the Warrant for its own account and that the Shares and the Warrant are being purchased by the Purchaser for investment and not with a view to any resale or distribution thereof. If the Purchaser should in the future decide to dispose of the Shares or the Warrant (which it does not now contemplate), it is understood that the Purchaser may do so only in compliance with the Securities Act and any applicable state blue sky or securities laws.

         3.4 Accredited  Investor  Status.  The Purchaser and each of the equity
             ----------------------------
owners of the Purchaser is an "accredited investor" within the meaning of Regulation D of the General Rules and Regulations promulgated under the Securities Act ("Regulation D"). Each of the equity owners of the Purchaser meets either of the following standards for determination of "accredited investor" status of Regulation D: (a) a natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase

                                                             Page 19 of 75 Pages

exceeds $1,000,000; or (b) a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

         3.5 Information.  The Purchaser (a) has received and carefully reviewed
             -----------
the Company Reports, and (b) has had the opportunity to ask questions and receive answers from the Company concerning the Company Reports and the terms and conditions of the offering of the Shares and the Warrant to obtain any documents relating to the Company which are publicly available and any additional information or documents relating to the Company which the Company possesses or can acquire without unreasonable effort or expense.

                                    ARTICLE 4

                                    COVENANTS

         4.1      Confidentiality.
                  ---------------

                  (a) Confidential  Information furnished to the Purchaser prior
                      ----------------------------------------------------------
to the Closing.  The Purchaser  and the Company  acknowledge  that  Confidential
--------------
Information (as defined herein) may be furnished by the Company to the Purchaser in connection with transactions contemplated by this Agreement or pursuant hereto. The term "Confidential Information" shall mean all information concerning the Company or any of its Subsidiaries or Affiliates, whether in verbal, visual, written, electronic or other form which is made available by the Company to the Purchaser or any its Representatives (as defined herein) and which the Company identifies to the Purchaser, whether verbally or in writing, as being confidential. The term "Confidential Information" shall not apply to
(i) any information which (A) the Purchaser can establish by convincing evidence was already in its rightful possession prior to the disclosure thereof to it by the Company; (B) was then generally known to the public other than as a result of a disclosure by the Purchaser or its Representative; (C) became known to the public through no fault of the Purchaser; or (D) was disclosed to the Purchaser by a third-party who, to the Purchaser's knowledge, was not bound by an obligation of confidentiality; or (ii) information disclosed pursuant to a legal, regulatory requirement or in accordance with an order of a court of competent jurisdiction, provided that in the event of any disclosure required by
                        --------
this clause (ii), the Purchaser will give reasonable prior written notice of such disclosure to the Company, and disclosure under this clause (ii) does not constitute the public knowledge under clause (i). The term "Representative" shall mean the Purchaser's agents and representatives, including, without limitation, officers, directors, employees, attorneys, accountants and financial advisors. The Purchaser acknowledges that it has informed and hereafter shall inform its Representatives of the terms of this Section 4.1. Any breach of this
Section 4.1 by a Representative of the Purchaser shall be deemed to be a breach thereof by the Purchaser.

                  (b) Confidential  Information furnished to the Purchaser after
                      ----------------------------------------------------------
the Closing.  The Purchaser  acknowledges that  Confidential  Information may be
-----------
furnished by the Company to the Purchaser after the Closing in connection with the Purchaser's investment in the Shares, the Warrant, and the Warrant Shares. The Purchaser further acknowledges its awareness of the restrictions imposed by federal and state securities laws on persons in possession of material nonpublic information, and the Purchaser hereby agrees that while it is in possession of material nonpublic information with respect to the Company, the Purchaser shall

                                                             Page 20 of 75 Pages

not purchase or sell any securities of the Company or communicate such information to any third-party, in violation of any such laws.

                  (c) Use of Confidential Information.  Confidential Information
                      -------------------------------
shall be (i) kept confidential, (ii) used solely by the Purchaser and its Representatives, (iii) used solely for the purposes specified by the Company at the time the Company furnishes the Confidential Information to the Purchaser, and (iv) treated as the sole property of the Company.

                  (d) Equitable  Relief.  In addition to all other remedies that
                      -----------------
may be available to the Company in connection with a breach by the Purchaser of its or its Representative's obligations under this Section 4.1, the Company shall be entitled to specific performance and injunctive and other equitable relief with respect to this Section 4.1. The Purchaser waives, and agrees to use all reasonable efforts to cause its Representatives to waive, any requirement to secure or post a bond in connection with any such relief.

         4.2 Board  Representation.  At, or prior to, the  Closing,  the Company
             ---------------------
shall enlarge the size of its Board of Directors to seven members and, of the vacancies so created, fill two vacancies with two persons selected by the Purchaser to serve until its next annual meeting of shareholders for the election of directors. The Company shall include among nominees in the slate of directors recommended by the management of the Company in the proxy statement for the next held annual meeting for the election of directors, and for as long as the Warrant is outstanding for each next held annual meeting for the election of directors, two directors selected by the Purchaser by giving written notice to the Company of such nominations, together with the written consent of such nominees to serve as directors, not less than 120 calendar days before the date of the Company's proxy statement released to shareholders in connection with the previous year's annual meeting.

         4.3 Stock  Incentive  Plan.  The Company shall submit for approval from
             ----------------------
its shareholders in the proxy statement for the next held meeting the establishment of the Incentive Plan pursuant to which common stock and options to purchase up to 3,500,000 shares of common stock may be issued. Common Stock and options under such plan shall be available for issuance to employees, strategic partners and advisors to the Company.

         4.4 Key Employee  Warrants.  At, or prior to, the Closing,  the Company
             ----------------------
shall issue warrants to purchase up to an aggregate of 1,350,000 shares of the Company's Common Stock to certain key employees of the Company (the "Key Employee Warrants") in substantially the form attached hereto as Exhibit E.
                                                                 ---------

         4.5      Non-Competition.
                  ---------------

                  (a) Scope of  Agreement.  During the period  beginning  on the
                      -------------------
date of this Agreement and continuing so long as the Warrant is outstanding (the "Non-Competition Period"), the Purchaser will not, directly or indirectly, either for itself or for any other Person, participate in the acquisition of any business the acquisition of which is within the Company's acquisition strategy, as agreed upon between the Purchaser and the Company from time to time; provided, the restriction set forth in this Section 4.5 shall not apply (i) to
--------
any investment by the Purchaser prior to the date of this Agreement, (ii) to any wholly passive investment by the Purchaser after the date of this Agreement, and

                                                             Page 21 of 75 Pages

(iii) to any investment by the Purchaser after the date of this Agreement if the Sale is not consummated.

                  (b) Specific  Performance.  The parties  hereto agree that the
                      ---------------------
Company would suffer irreparable harm from a breach by the Purchaser of any of the covenants or agreements contained in this Section 4.5. In the event of an alleged or threatened breach by any such Persons of any of the provisions of this Section 4.5, the Company or its successors or assigns may, in addition to all other rights and remedies existing in its favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions hereof. The Purchaser agrees that these restrictions are reasonable.

                  (c)  Reasonableness.  If, at the time of enforcement of any of
                       --------------
the provisions of Section 4.5(a) or Section 4.5(b), a court holds that the restrictions stated therein are unreasonable under the circumstances then existing, the parties hereto agree that the maximum period, scope or geographical area reasonable under such circumstances will be substituted for the stated period, scope or area.

         4.6 Securities  Laws. The Company shall timely file a Notice of Sale of
             ----------------
Securities Pursuant to Regulation D on Form D with respect to the Shares and the Warrant with the SEC as required under Regulation D and to provide a copy thereof to the Purchaser promptly after such filing. The Company agrees to file a Current Report on Form 8-K disclosing this Agreement and the transactions contemplated hereby with the SEC within fifteen calendar days after the Sale is consummated.

         4.7 Legends. The Company may endorse on all certificates evidencing the
             -------
Shares, the Warrants, and the Warrant Shares a legend restricting their transfer that shall read as follows: "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Securities Act") or the securities laws of any state of the United States. The securities represented hereby have been acquired for investment and may not be sold, transferred, pledged, assigned or otherwise disposed of in the absence of an effective registration statement for the securities under the Securities Act or an opinion, if requested, of counsel satisfactory to the Company that registration is not required under the Securities Act." Where applicable, the Company shall remove such legends so as to facilitate the transfer of such securities pursuant to an effective registration statement or, if and to the extent applicable, pursuant to Rule 144 under the Securities Act, provided (in the case of Rule 144 transfers) that the Purchaser has provided such documentation as the Company and its transfer agent shall reasonably require in connection therewith.

         4.8  Consummation of Transaction.  Each of the parties hereto agrees to
              ---------------------------
use its best efforts to take promptly, or cause to be taken, all actions and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

         4.9 Proxy Statement.  As soon as practicable following the date of this
             ---------------
Agreement, the Company shall prepare a proxy statement (the "Proxy Statement") which shall be utilized to solicit proxies in connection with a meeting at which the Company's shareholders will vote upon the Sale and the transactions

                                                             Page 22 of 75 Pages

contemplated by this Agreement. The Company will afford the Purchaser and its counsel a reasonable opportunity to comment on (a) the Proxy Statement in preliminary form prior to its being filed with the SEC, (b) any response to any comments from the staff of the SEC with respect to such Proxy Statement, and (c) any proposed revisions to the Proxy Statement in response to any comments from the staff of the SEC with respect to such Proxy Statement.

         4.10     Registration Rights.
                  -------------------

                  (a) Registration  Period.  The registration  rights granted to
                      --------------------
the Purchaser pursuant to this Section 4.10 shall cease as to some or all of the Shares or the Warrant Shares when (i) a registration statement with respect to the sale of such Shares or Warrant Shares shall have become effective under the Securities Act and such Shares or Warrant Shares shall have been disposed of in accordance with such registration statement, (ii) such Shares or Warrants Shares are permitted to be sold to the public under the Securities Act pursuant to Rule 144 (or any successor provision) without any limitations or restrictions, (iii) such Shares or Warrant Shares shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of them shall not require registration or qualification of them under the Securities Act or any state securities or blue sky law then in force, or (iv) such Shares or Warrant Shares shall have ceased to be outstanding (the period prior to the cessation of such rights being the "Registration Period").

                  (b)  Registration  by the Company.  Prior to the Closing Date,
                       ----------------------------
the Company shall file a registration statement covering the resale of the Shares and the Warrant Shares on Form S-3 under the Securities Act (if such form is then available for use by the Company, or if such form is not then available for use by the Company, such form as is then available to the Company for such registration), and thereafter diligently pursue the effectiveness of such registration statement; provided, however, solely in the event that the SEC does
                        --------  -------
not permit the Company to file such registration statement prior to the Closing Date, the Company shall file such registration statement on or before the tenth business day following the Closing Date. The registration statement shall have been declared effective by the SEC on or before the ninetieth calendar day following the Closing Date, unless the registration statement is not declared effective due to action within the control of the SEC and unrelated to action within the control of the Company or the Company's agents or representatives; provided, however, that if the registration statement shall not have been
--------   -------
declared effective on or before such ninetieth calendar day, the Company shall thereafter use its best efforts to cause such registration statement to be declared effective as promptly as possible, until such registration statement is declared effective.

                  (c) Terms and Conditions of Registration.  Except as otherwise
                      ------------------------------------
provided herein, in connection with any registration statement filed pursuant to this Section 4.10, the following provisions shall apply:

                      (i) The Company will afford the Purchaser and its counsel a reasonable opportunity to comment on (A) such registration statement prior to its being filed with the SEC, (B) any response to any comments from the

                                                             Page 23 of 75 Pages

staff of the SEC with respect to such registration statement, and (C) any proposed revisions to such registration statement in response to any comments from the staff of the SEC with respect to such registration statement.

                      (ii) All expenses in connection with the preparation and filing of such registration statement, including all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, counsel for the Company, independent certified public accountants, and other Persons retained by the Company, shall be borne solely by the Company, except for any transfer taxes payable with respect to the disposition of such Shares and Warrant Shares, and any selling commissions applicable to such Shares and Warrant Shares, which shall be paid by the Purchaser.

                      (iii) The Company shall use its best efforts to cause the Shares and Warrant Shares covered by such registration statement to be listed on the Nasdaq SmallCap (or such other market or exchange on which the Common Stock is then listed) and comply in all material respects with the Company's reporting, filing and other obligations under the bylaws and rules of the Nasdaq SmallCap (or such other market or exchange).

                      (iv) The Company shall use its best efforts to register or qualify the Shares and the Warrant Shares covered by such registration statement under the securities or blue sky laws of such jurisdictions as the Purchaser reasonably requests, and do any and all other acts and things which may be reasonably necessary or advisable to enable the Purchaser to consummate the disposition in such jurisdictions of such Shares or Warrant Shares, provided, that the Company shall not be required to (A) qualify generally to do
--------
business in any jurisdiction where it would not otherwise be required to qualify but for this Section 4.10, (B) subject itself to taxation in any such jurisdiction, or (C) consent to general service of process in any such jurisdiction.

                      (v) Following the effective date of such registration statement, the Company shall, upon the request of the Purchaser, forthwith supply such number of prospectuses (including exhibits thereof and preliminary prospectuses and amendments and supplements thereto) meeting the requirements of the Securities Act and such other documents as are referred to in the prospectus as shall be reasonably requested by the Purchaser to permit the Purchaser to make a public distribution of the Shares and Warrant Shares.

                      (vi) The Company shall prepare, if necessary, and file such amendments and supplements to such registration statement as may be necessary to keep such registration statement effective, subject to applicable laws, rules and orders, during the Registration Period.

                      (vii) The Purchaser shall cooperate with the Company and provide the Company with all information reasonably requested by the Company for inclusion in the registration statement or as necessary to comply with the Securities Act.

                      (viii) The Company shall cooperate with any underwriters selected by the Purchaser and counsel to such underwriters and shall provide reasonable and customary access to the Company's books and records (upon receipt

                                                             Page 24 of 75 Pages

from such underwriters of customary confidentiality agreements) in order to facilitate such underwriters' review and examination of the Company in connection with such underwriting, and shall provide customary comfort letters from its legal counsel and accountants to such underwriters.

                      (ix)   The Company will indemnify the  Purchaser,  each of
its officers, directors, managers, partners, members, legal counsel, and accountants and each person controlling the Purchaser within the meaning of
Section 15 of the Securities Act, with respect to which registration, qualification, or compliance has been effected pursuant to this Section 4.10, and each underwriter, if any, and each person who controls within the meaning of
Section 15 of the Securities Act any underwriter, against all expenses, claims, losses, damages, and liabilities (or actions, proceedings, or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular, or other document (including any related registration statement, notification, or the like) incident to any such registration, qualification, or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification, or compliance, and will reimburse the Purchaser, each of its officers, directors, managers, partners, members, legal counsel, and accountants and each person controlling the Purchaser, each such underwriter, and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability, or action, provided that the
                                                               --------
Company will not be liable in any such case to the extent that any such claim, loss, damage, liability, or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by the Purchaser and stated to be specifically for use therein. It is agreed that the indemnity agreement contained in this clause (A) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld). Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in any underwriting agreement entered into in connection with such registration statement are in conflict with the foregoing provisions, the provisions of the underwriting agreement shall control.

                      (x) The Purchaser will, if any Shares or Warrant Shares held by the Purchaser are included in the securities as to which such registration, qualification, or compliance is being effected, indemnify the Company, each of its directors, officers, partners, legal counsel, and accountants and each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular, or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the

                                                            Page 25 of 75 Pages

statements therein not misleading, and will reimburse the Company, such directors, officers, partners, legal counsel, and accountants, persons, underwriters, or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to the Company by the Purchaser and stated to be specifically for use therein, provided, however, that the obligations of the
                                --------   -------
Purchaser hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages, or liabilities (or actions in respect thereof) if such settlement is effected without the consent of the Purchaser (which consent shall not be unreasonably withheld); and provided, further, that the liability of the
                                   --------   -------
Purchaser hereunder shall be limited to the net proceeds received by the Purchaser from the sale of securities covered by such registration statement. Notwithstanding the foregoing, to the extent the provisions on indemnification and contribution contained in any underwriting agreement entered into in connection with such registration statement are in conflict with the foregoing provisions, the provisions of the underwriting agreement shall control.

                      (xi) If the indemnification provided for in Section 4.10(ix) and Section 4.10(x) is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense, in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that no party guilty of
                                     --------   -------
fraudulent misrepresentation shall be entitled to contribution from any party who was not guilty of such fraudulent misrepresentation.

                      (xii) The Company shall notify the Purchaser, at any time after effectiveness when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of circumstances then existing (and upon receipt of such notice and until a supplemented or amended prospectus as set forth below is available, the Purchaser shall not offer or sell any securities covered by such registration statement and shall return all copies of such prospectus to the Company if requested to do so by it), and at the request of the Purchaser prepare and furnish the Purchaser promptly a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances than existing.

                                                             Page 26 of 75 Pages

                      (xiii) The Company will use its best efforts to comply in a timely manner with the reporting requirements of Sections 13 and 15(d) of the Exchange Act and all other public information reporting requirements of the SEC of Rule 144 promulgated by the SEC under the Securities Act from time to time in effect and relating to the availability of an exemption from the Securities Act for the sale of any of the Shares or Warrant Shares. The Company will also cooperate with the Purchaser in supplying such information and documentation as may be necessary for the Purchaser to complete and file any information reporting forms presently or hereafter required by the SEC as a condition to the availability of an exemption from the Securities Act for the sale of any Shares or Warrant Shares held by the Purchaser. Upon request of the Purchaser, the Company shall furnish the Purchaser with a copy of all documents filed by the Company after the date of this Agreement with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act.

                      (xiv) The Company will use its best efforts to comply with the requirements of the Securities Act with respect to any registration statement filed pursuant to Section 4.10, including any undertakings pursuant to
Section 415 under the Securities Act.

                      (xv) The Company will use its best efforts to keep such registration statement continuously effective under the Securities Act during the Registration Period.

                      (xvi) In the event that the Purchaser engages an underwriter with respect to the sale of any Shares or Warrant Shares pursuant to such registration statement, the Company shall amend such registration statement with respect to, among other things, the plan of distribution and any related exhibits, as soon as practicable following receipt of such information from the Purchaser.

         4.11  Negative  Covenants.  During the period  beginning on the date of
               -------------------
this Agreement and so long as the Warrant is outstanding or, thereafter, so long as the Purchaser holds at least 25% of the then outstanding Common Stock (on a Fully Diluted Basis), the Company shall not, without the prior written consent of the Purchaser, which consent shall not be unreasonably withheld, take any of the following actions:

                   (a) make or propose any change or amendment to the Company's Certificate of Incorporation or bylaws which has or would have an adverse effect on the Shares;

                   (b) incur or assume any indebtedness for a term in excess of 12 months and in excess of $2,000,000 in any single transaction or $10,000,000 in the aggregate;

                   (c) enter into any merger or consolidation with or of any other corporation, association or business entity where the Company would not be the surviving corporation or where the shareholders of the Company prior to such merger or consolidation would hold less than fifty percent of the voting power of the surviving corporation immediately after such merger or consolidation or sell or transfer all or substantially all of any material Subsidiary or all or substantially all of the Company's or any material Subsidiary's assets; or

                                                            Page 27 of 75 Pages

                   (d) enter into any contract, agreement or commitment with respect to, or propose or authorize, any of the actions described in the foregoing clauses (a) through (c).

         4.12 Transactions with Related Parties.  The Company shall not, without
              ---------------------------------
the approval of all of the disinterested members of the Company's Board of Directors, engage in any loans, leases, contracts or other transactions with any director, officer or key employee of the Company, or any member of any such person's immediately family, including the parents, spouse, children and other relatives of any such person, on terms less favorable than the Company would obtain in a transaction with an unrelated party, as determined in good faith by such members of the Board of Directors.

         4.13     Preemptive Rights
                  -----------------

                  (a)  Right to  Purchase.  Subject  to the  provisions  of this
                       ------------------
Section 4.13, the Company hereby grants to the Purchaser the right (the "Preemptive Right") to purchase a pro rata share of New Securities (as defined herein) which the Company may, from time to time, propose to sell and issue. The Purchaser's "pro rata share", for purposes of this Section, shall be the ratio of the number of shares of Common Stock owned by the Purchaser immediately prior to the issuance of New Securities (assuming full exercise of all outstanding rights, options and warrants to acquire Common Stock by the Purchaser, including any Warrant Shares then exercisable by the Purchaser, and after giving effect to the proposed issuance of New Securities) to the total number of shares of Common Stock outstanding immediately prior to the issuance of New Securities (assuming full exercise of all outstanding rights, options and warrants to acquire Common Stock of the Company).

                  (b) Definition of New  Securities.  As used in this Agreement,
                      -----------------------------
the term "New Securities" shall mean any capital stock of the Company, whether now authorized or not, and rights, options or warrants to purchase such capital stock, and securities of any type whatsoever that are, or may become, convertible into or exchangeable or exercisable for capital stock; provided that the term "New Securities" does not include (i) the Shares, the Warrant, or the Warrant Shares; (ii) the Key Employee Warrants; (iii) securities issued pursuant to the acquisition of another business entity or business segment of any such entity by the Company by merger, purchase of substantially all the assets or other reorganization whereby the Company will own more than 50% of the voting power of such business entity or business segment of any such entity; (iv) securities issued pursuant to the sale of all or substantially all of the Company's assets or in a merger or consolidation of the Company with or into another corporation in which the Company is not the surviving corporation; (v) any borrowings, direct or indirect, from financial institutions or other persons by the Company, whether or not presently authorized, including any type of loan or payment evidenced by any type of debt instrument, provided such borrowings do not have any equity features including warrants, options or other rights to purchase capital stock and are not convertible into capital stock of the Company; (vi) securities issued to employees, consultants, officers or directors of the Company pursuant to any stock option, stock purchase or stock bonus plan, agreement or arrangement approved by the Board of Directors, including securities issued pursuant to the Incentive Plan; (vii) securities issued to Strategic Investors (as defined below); (viii) securities issued in connection

                                                            Page 28 of 75 Pages

with any stock split, stock dividend or recapitalization of the Company; (ix) securities issued other than for cash and for not less than the fair market value of such securities, as determined in good faith by the Board of Directors;
(x) securities issued to a provider of services to the Company for such services, in exchange for cash in an amount equivalent to the amount the Company has paid or is to pay for such services, and for not less than the fair market value of such securities as determined in good faith by the Board of Directors; and (xi) any right, option or warrant to acquire any security convertible into the securities excluded from the definition of New Securities pursuant to clauses (i) through (x) above. As used herein, the term "Strategic Investor" means any Person (other than an entity engaged primarily in venture capital or other investment activities) that is not an Affiliate of the Company (i) to which the Company proposes to issue securities for the primary purpose of forming a relationship that the Board of Directors of the Company determines will enhance its (a) perception in its marketplace, (b) ability to attract sales, technology or future investments or (c) perceived value and (ii) who, in connection with such investor's equity investment, also enters into a licensing, distribution, marketing, development or services agreement or the like with the Company.

                  (c) Procedures. In the event the Company proposes to undertake
                      ----------
an issuance of New Securities, it shall give the Purchaser written notice of its intention, describing the type of New Securities, and their price and the general terms upon which the Company proposes to issue the same. The Purchaser shall have 10 business days after any such notice is effective to agree to purchase up to the Purchaser's pro rata share of such New Securities for the price and upon the terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased. In the event the Purchaser fails to exercise the Preemptive Right within said 10 business day period, the Company shall have 90 days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within 120 days from the date of said agreement) to sell the New Securities respecting which the Preemptive Right set forth in this
Section 4.13 was not exercised, at a price and upon terms no more favorable to the purchasers thereof than specified in the Company's notice to Purchaser pursuant to this Section 4.13. In the event the Company has not entered into an agreement to sell the New Securities and sold the New Securities within the time periods set forth above, the Company shall not thereafter issue or sell any New Securities, without first again offering such securities to the Purchaser in the manner provided in this Section 4.13.

                  (d)  Termination of Preemptive  Right.  The  Preemptive  Right
                       --------------------------------
granted under this Section 4.13 shall expire at such time as the Warrant has expired, or, thereafter, at such time as the Purchaser no longer holds at least 25% of the then outstanding Common Stock (on a Fully Diluted Basis).

                                                            Page 29 of 75 Pages

                                    ARTICLE 5

                                   CONDITIONS

             5.1  Conditions to Each Party's Obligations to Effect the Sale. The
                  ---------------------------------------------------------
respective obligations of each party to effect the Sale shall be subject to the Company obtaining Shareholder Approval.

             5.2  Conditions to Obligations of the Purchaser to Effect the Sale.
                  -------------------------------------------------------------
The obligations of the Purchaser to effect the Sale shall be subject to the fulfillment or waiver at or prior to the Closing of the additional following conditions:

                  (a) Each representation and warranty of the Company set forth in Article 2 shall be true and correct in all material respects as of the Closing.

                  (b) The Company shall have performed in all material respects each covenant or other obligation required to be performed by it pursuant to the Transaction Documents prior to the Closing.

                  (c) The consummation of the transactions contemplated by the Transaction Documents shall not be prohibited by any Legal Requirement or subject the Purchaser to any penalty or liability arising under any Legal Requirement or imposed by any Government Entity.

                  (d) No action, suit or proceeding shall be pending or threatened before any Government Entity the result of which could prevent or prohibit the consummation of any transaction pursuant to the Transaction Documents, cause any such transaction to be rescinded following such consummation or adversely affect the Company's performance of its obligations pursuant to the Transaction Documents, and no judgment, order, decree, stipulation, injunction or charge having any such effect shall exist.

                  (e) All filings, notices, licenses, consents, authorizations, accreditation, waivers, approvals and the like of, to or with any Government Entity or any other Person that are required for the Company to effect the Sale or any other transaction contemplated by the Transaction Documents shall have been duly made or obtained and the Company shall have delivered copies thereof to the Purchaser.

                  (f) The Company shall have delivered to the Purchaser a certificate dated the Closing Date, signed by the President of the Company stating that the conditions set forth in Section 5.2 (a) through (e) have been satisfied.

                  (g) The Company shall have delivered to the Purchaser a copy of the resolutions duly adopted by the Company's board of directors authorizing the Company's execution, delivery and performance of the Transaction Documents to which the Company is a party, the Sale, and all other transactions contemplated by the Transaction Documents, as in effect as of the Closing, certified by an officer of the Company.

                                                            Page 30 of 75 Pages

                  (h) The Company shall have delivered to the Purchaser a certificate (dated not less than five business days prior to the Closing) of the Treasurer of the State of New Jersey as to the good standing of the Company in New Jersey.

                  (i) The Company shall have delivered to the Purchaser (i) a certificate representing the Shares, and (ii) the Warrant.

                  (j) The Shares and the Warrant Shares shall have been listed, or approved for listing subject to issuance, on the Nasdaq SmallCap (or such other market or exchange on which the Common Stock is then listed).

                  (k) The Purchaser shall have received an opinion of counsel for the Company as to the valid existence of the Company, the Company's corporate power and authority to enter into the Transaction Documents, the due execution of the Transaction Documents, the enforceability of the Transaction Documents in accordance with their respective terms (as may be limited by bankruptcy), and the valid issuance of the Shares and the Warrant, in form and substance reasonably satisfactory to the Purchaser.

                  (l) The Company shall have filed a registration statement pursuant to Section 4.10(b), or shall have delivered written notice to the Purchaser that the SEC prohibited the Company from filing such registration statement prior to the Closing Date.

         5.3  Conditions to  Obligations  of the Company to Effect the Sale. The
              -------------------------------------------------------------
obligations of the Company to effect the Sale shall be subject to the fulfillment or waiver at or prior to the Closing of the additional following conditions:

                  (a)  Each   representation   and  warranty  by  the  Purchaser
(including  those  relating  to equity  holders of the  Purchaser)  set forth in
Article 3 shall be true and correct in all material respects as of the Closing.

                  (b) The Purchaser shall have performed in all material respects each covenant or other obligation required to be performed by it pursuant to the Transaction Documents prior to the Closing.

                  (c) The consummation of the transactions contemplated by the Transaction Documents shall not be prohibited by any Legal Requirement or subject the Company or any of its assets to any penalty or liability arising under any Legal Requirement or imposed by any Government Entity.

                  (d) No action, suit or proceeding shall be pending or threatened before any Government Entity the result of which could prevent or prohibit the consummation of any transaction pursuant to the Transaction Documents, cause any such transaction to be rescinded following such consummation or adversely affect the Company's performance of its obligations pursuant to the Transaction Documents, and no judgment, order, decree, stipulation, injunction or charge having any such effect shall exist.

                                                            Page 31 of 75 Pages

                  (e) All filings, notices, licenses, consents, authorizations, accreditation, waivers, approvals and the like of, to or with any Government Entity or any other Person that are required for the Purchaser to effect the Sale or any other transaction contemplated by the Transaction Documents shall have been duly made or obtained and the Purchaser shall have delivered copies thereof to the Company.

                  (f) The Purchaser shall have delivered to the Company a certificate, dated the Closing Date, signed by the Managing Member of the Purchaser stating that the conditions set forth in Sections 5.3(a) through (e) have been satisfied.

                  (g) The Purchaser  shall have  delivered to the Company a copy of  the  resolutions  duly  adopted  by the  Managing  Member  of the  Purchaser authorizing the Purchaser's execution, delivery and performance of the Transaction Documents to which the Purchaser is a party, the Sale, and all other transactions contemplated by the Transaction Documents, as in effect as of the Closing, certified by an officer of the Purchaser.

                  (h) The Purchaser shall have delivered to the Company a certificate (dated not less than five business days prior to the Closing) of the Secretary of State of the State of New York as to the good standing of the Purchaser in New York.

                  (i) The Purchaser shall have delivered to the Company the Note and the Pledge Agreement.

                  (j) The Company shall have issued and delivered the Key Employee Warrants.

                  (k) The Company shall have received an opinion of counsel for the Purchaser as to the valid existence of the Purchaser, the Purchaser's power and authority to enter into the Transaction Documents, the due execution of the Transaction Documents, and the enforceability of the Transaction Documents in accordance with their respective terms (as may be limited by bankruptcy), in form and substance reasonably satisfactory to the Company.


                                    ARTICLE 6

                          SURVIVAL AND INDEMNIFICATION

         6.1      Survival of Representations, Warranties and Covenants.
                  -----------------------------------------------------

                  (a)  Survival  Term.  All   representations,   warranties  and
                       --------------
covenants contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (regardless of any investigation made by any party or on its behalf) and will continue in full force and effect for:

                       (i) perpetuity, in the case of the representations, warranties and covenants in Sections 2.3, 2.4 and 3.2;

                                                             Page 32 of 75 Pages

                       (ii) for a period of two years following the Closing Date for all other representations and warranties set forth in Articles 2 and 3; and

                       (iii) in the case of the covenant in Section 4.1, for a period of two years (A) following termination of negotiations in connection with the Sale in the event the Sale is not consummated, or (B) following the Closing Date in the event the Sale is consummated.

                       (iv) for the term set forth therein, or if no term is set forth therein for a period of two years following the Closing Date, in the case of all other covenants set forth in Article 4.

                  (b) Special Rule for Fraud.  Notwithstanding  anything in this
                      ----------------------
Section 6.1 to the contrary, in the event of a breach by any party of a representation or warranty which breach is intentional, or constitutes fraud, the representation or warranty that has been breached will survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (regardless of any investigation made by any party or on its behalf) and will continue in full force and effect for six years following the Closing Date or the discovery of such fraud, whichever is later.

                  (c)  No  Waiver.   Neither  a  party's  participation  in  the
                       ----------
consummation of any transaction pursuant to any Transaction Document nor any waiver of any condition to such participation (including any condition that a representation or warranty of any other party be true and correct) will constitute a waiver by such participating party of any representation or warranty of any party or otherwise affect the survival of any such representation or warranty.

         6.2      Indemnification Obligations of the Purchaser.
                  --------------------------------------------

                  (a)  Specific   Indemnifiable   Losses.   The  Purchaser  will
                       ---------------------------------
indemnify the Company and its Affiliates, shareholders, officers, directors, employees, agents, representatives and permitted successors and assigns (collectively, the "Company Indemnitees") in respect of, and save and hold each Company Indemnitee harmless against and pay on behalf of or reimburse each Company Indemnitee as and when incurred, any Loss which any Purchaser Indemnitee suffers, sustains or becomes subject to as a result of, in connection with, relating or incidental to or by virtue of, without duplication:

                       (i) subject to the survival provisions of Section 6.1, any misrepresentation or breach of any representation or warranty (other than intentional misrepresentations or breaches of representations and warranties arising out of fraud) by the Purchaser set forth in this Agreement or any certificate or other instrument or document furnished to the Company by the Purchaser pursuant to any Transaction Document;

                       (ii) any intentional misrepresentation or breach of any representation or warranty arising out of fraud by the Purchaser set forth in this Agreement or any certificate or other instrument or document furnished to the Company by the Purchaser pursuant to any Transaction Document; or

                                                             Page 33 of 75 Pages

                       (iii) any nonfulfillment or breach of any covenant or agreement of the Purchaser set forth in any Transaction Document.

                  (b) Limitation of Liability.  In no event, except with respect
                      -----------------------
to any claim described in Sections 6.2(a)(ii) and 6.1(b) of this Agreement, shall any indemnification be made under Section 6.2 until the aggregate amount of Losses with respect to an indemnity obligation of the Purchaser exceeds $10,000, then indemnification for such obligation shall be made to the full extent of Losses (including the initial $10,000).

         6.3      Indemnification Obligations of the Company.
                  ------------------------------------------

                  (a) Specific  Indemnifiable Losses. The Company will indemnify
                      ------------------------------
the Purchaser and its Affiliates, members, officers, directors, employees, agents, representatives and permitted successors and assigns (collectively, the "Purchaser Indemnitees") in respect of, and save and hold each Purchaser
Indemnitee harmless against and pay on behalf of or reimburse each Purchaser Indemnitee as and when incurred, any Loss which any Purchaser Indemnitee suffers, sustains or becomes subject to as a result of, in connection with, relating to or by virtue of, without duplication:

                       (i) subject to the survival provisions of Section 6.1, any misrepresentation or breach of any representation or warranty (other than intentional misrepresentations or breaches of representations and warranties arising out of fraud) by the Company set forth in this Agreement or any certificate or other instrument or document furnished to the Purchaser by the Company pursuant to any Transaction Document;

                       (ii) any intentional misrepresentation or breach of any representation or warranty arising out of fraud by the Company set forth in this Agreement or any certificate furnished to the Purchaser by the Company pursuant to any Transaction Document; or

                       (iii) any nonfulfillment or breach of any covenant or agreement of the Company set forth in any Transaction Document.

                  (b) Limitation of Liability.  In no event, except with respect
                      -----------------------
to any claim described in Sections 6.3(a)(ii) and 6.1(b) of this Agreement, shall any indemnification be made under Section 6.2 until the aggregate amount of Losses with respect to an indemnity obligation of the Company exceeds $10,000, then indemnification for such obligation shall be made to the full extent of Losses in excess of $10,000.

         6.4      Indemnification Procedures.
                  --------------------------

                  (a)  Notice  of  Claim.   Any   Person   making  a  claim  for
                       -----------------
indemnification pursuant to Section 6.2 or Section 6.3 (an "Indemnified Party") must give the party from whom indemnification is sought (an "Indemnifying Party") written notice of such claim (an "Indemnification Claim Notice") promptly after the Indemnified Party receives any written notice of any action, lawsuit, proceeding, investigation or other claim (a "Proceeding") against or

                                                            Page 34 of 75 Pages

involving the Indemnified Party by a Government Entity or other third-party or otherwise discovers the liability, obligation or facts giving rise to such claim for indemnification; provided, that the failure to notify or delay in notifying an Indemnifying Party will not relieve the Indemnifying Party of its obligations pursuant to Section 6.2 or Section 6.3, as applicable, except to the extent that such failure actually harms the Indemnifying Party. Such notice must contain a description of the claim and the nature and amount of such Loss (to the extent that the nature and amount of such Loss is known at such time).

                  (b)  Control  of  Defense;  Conditions.  With  respect  to the
                       ---------------------------------
defense of any Proceeding against or involving an Indemnified Party in which a Government Entity or other third-party in question seeks only the recovery of a sum of money for which indemnification is provided in Section 6.2 or Section 6.3, at its option an Indemnifying Party may appoint as lead counsel of such defense any legal counsel selected by the Indemnifying Party; provided, that before the Indemnifying Party assumes control of such defense it must first:

                       (i)   enter into an agreement with the Indemnified  Party
(in form and substance satisfactory to the Indemnified Party) pursuant to which the Indemnifying Party agrees to be fully responsible (with no reservation of any rights other than the right to be subrogated to the rights of the Indemnified Party) for all Losses relating to such Proceeding and unconditionally guarantees the payment and performance of any liability or obligation which may arise with respect to such Proceeding or the facts giving rise to such claim for indemnification; and

                       (ii) furnish the Indemnified Party with evidence that the Indemnifying Party, in the Indemnified Party's sole judgment, is and will be able to satisfy any such liability.

                  (c)  Control  of  Defense;  Related  Matters.  Notwithstanding
                       ---------------------------------------
Section 6.4(b):


                       (i) the Indemnified Party will be entitled to participate in the defense of such claim and to employ counsel of its choice for such purpose at its own expense; provided, that the Indemnifying Party will bear the reasonable fees and expenses of such separate counsel incurred prior to the date upon which the Indemnifying Party effectively assumes control of such defense;

                       (ii) the Indemnifying Party will not be entitled to assume control of the defense of such claim, and will pay the reasonable fees and expenses of legal counsel retained by the Indemnified Party, if

                            (A) the Indemnified  Party reasonably  believes that
an adverse determination of such Proceeding could be materially detrimental to or injure the Indemnified Party's reputation or future business prospects, or

                            (B) a court of competent jurisdiction rules that the
Indemnifying Party has failed or is failing to prosecute or defend vigorously such claim; and

                       (iii) the Indemnifying Party must obtain the prior written consent of the Indemnified Party (which the Indemnified Party will not unreasonably withhold) prior to entering into any settlement of such claim or Proceeding or ceasing to defend such claim or Proceeding.

                                                             Page 35 of 75 Pages
                                    ARTICLE 7

                                   TERMINATION

         7.1      Events of  Termination.  This  Agreement may be terminated at
                  ----------------------
any time prior to the Closing, whether before or after the Company obtains Shareholder Approval:


                  (a) By mutual consent of the Company and the Managing Member of the Purchaser;

                  (b) By either the Company or the Purchaser (provided the terminating party is not otherwise in material breach of its obligations under this Agreement and the terminating party has not otherwise taken action to prevent the Closing) if the Sale shall not have been consummated on or before September 30, 2000 (the "Termination Date"); provided, however, the Termination
                         ----------------    --------   -------
Date may be extended until November 30, 2000 by the Company in its sole discretion if the Sale shall not been consummated on or before the Termination Date because of (i) delays resulting from comments from the staff of the SEC with respect to the Proxy Statement, or (ii) the Company has scheduled, but has not yet concluded, the meeting at which the Company intends to solicit Shareholder Approval.

                  (c) By either the Company or the Purchaser if the Company does not obtain Shareholder Approval; and

                  (d) By the Company or the Purchaser in the event of (i) a breach by the other party of any representation or warranty contained herein, which breach has not been cured within 30 days after the giving of written notice to the breaching party of such breach and which breach, individually or in the aggregate when combined with other such breaches, would cause the conditions set forth in Section 5.2 or Section 5.3, as the case may be, not to be met if the date of the action described above were the date of the Closing or
(ii) a material breach by the other party of any of the covenants or agreements contained herein, which breach has not been cured within 30 days after the giving of written notice to the breaching party of such breach.

         7.2  Effect of  Termination.  In the event of the  termination  of this
              ----------------------
Agreement pursuant to Section 7.1, this Agreement,  except for the provisions of
Section 4.1, shall become void and have no effect, without any liability on the part of any party or its directors, officers or shareholders. Notwithstanding the foregoing, nothing in this Section 7.2 shall relieve any party to this Agreement of liability for a material breach of any provision of this Agreement and provided, further, however, that if it shall be judicially determined that termination of this Agreement was caused by an intentional breach of this Agreement, then, in addition to other remedies at law or equity for breach of this Agreement, the party so found to have intentionally breached this Agreement shall indemnify and hold harmless the other party for its out-of-pocket costs, fees and expenses of its counsel, accountants, financial advisors and other experts and advisors (as well as fees and expenses) incident to negotiation, preparation and execution of this Agreement and related documentation and shareholders' meetings and consents.

                                                             Page 36 of 75 Pages

                                    ARTICLE 8

                                  MISCELLANEOUS

         8.1 Rights and  Remedies.  No course of dealing  between the parties or
             --------------------
failure or delay in exercising any right, remedy, power or privilege (each, a "right") pursuant to this Agreement will operate as a waiver of any rights of any party, nor will any single or partial exercise of any right under this Agreement preclude any other or further exercise of such right or the exercise of any other right. Except as expressly set forth herein, the rights provided pursuant to this Agreement are cumulative and not exhaustive of any other rights which may be provided by law.

         8.2  Waivers,  Amendments  to  be in  Writing.  No  waiver,  amendment,
              ----------------------------------------
modification or supplement of this Agreement will be binding upon a party unless such waiver, amendment, modification or supplement is set forth in writing and is executed by such party.

         8.3 Successors and Assigns.  Except as otherwise  expressly provided in
             ----------------------
this Agreement, all covenants and agreements set forth in this Agreement by or on behalf of the Purchaser and the Company will bind and inure to the benefit of the respective successors and assigns of the Purchaser and the Company, whether so expressed or not. Prior to the Closing, this Agreement and any of the rights, interests or obligations hereunder may not be assigned by the Purchaser.
Following the Closing, this Agreement, and any of the rights, interests or obligations hereunder (except for the Shares, the Warrant or the Warrant Shares, which may be assigned except as otherwise provided therein or elsewhere in the Transaction Documents) may not be assigned by the Purchaser except to (i) an individual who was a direct or indirect equity holder of the Purchaser on the date of this Agreement, (ii) Shlomo Lazar, a member of his immediate family or a trust for the benefit of same, or any entity controlled by any of the foregoing, or (iii) to any third-party with the prior written consent of the Company, which consent shall not be unreasonably withheld; so long as prior to any such assignment the Company receives (A) notice of and a description of the particular rights, interest or obligations being assigned, and (B) a written agreement by the assignee whereby such assignee agrees to be bound by this provision.

         8.4 Governing  Law. This Agreement will be governed by and construed in
             --------------
accordance with the domestic laws of the State of New Jersey, without giving effect to any choice of law or conflict rule of any jurisdiction that would cause the laws of any other jurisdiction to be applied. In furtherance of the foregoing, the internal law of the State of New Jersey will control the interpretation and construction of this Agreement, even if under any choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

         8.5 Jurisdiction. Each of the parties hereby (a) irrevocably submits to
             ------------
the exclusive jurisdiction of the state courts of, and the federal courts located in, the State of New Jersey in any action or proceeding arising out of or relating to, this Agreement, (b) waives, and agrees to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution under the law of another jurisdiction, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is

                                                             Page 37 of 75 Pages

improper or that this Agreement or the subject matter hereof may not be enforced in or by such court, and agrees not to seek any review by any court of any other jurisdiction which may be called upon to grant an enforcement of the judgment of any such court.

         8.6      Notices.
                  -------

                  (a) All demands, notices, communications and reports ("notices") provided for in this Agreement will be in writing and will be either personally delivered, mailed by registered or certified mail (return receipt requested) or sent by reputable overnight courier service (delivery charges prepaid) to any party at the address specified below, or at such address, to the attention of such other Person, and with such other copy, as the recipient party has specified by prior written notice to the sending party pursuant to the provisions of this Section 8.6.

                  If to the Purchaser:
                  --------------------

                  Lazar & Company I.G., LLC
                  One Penn Plaza, 36th Floor
                  New York, New York 10119
                  Attention:  President

                  with  a  copy,  which  will  not  constitute   notice  to  the
                  --------------------------------------------------------------
                  Purchaser, to:
                  --------------

                  Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                  590 Madison Avenue
                  New York, New York  10022
                  Facsimile Number:  (212) 872-1002
                  Attention:  Steven H. Scheinman

                  If to the Company:
                  ------------------

                  Continental Choice Care, Inc.
                  44 Aspen Drive
                  Livingston, New Jersey  07039
                  Attention:  President

                  with a copy, which will not constitute  notice to the Company,
                  --------------------------------------------------------------
                  to:
                  ---

                  Pitney, Hardin, Kipp & Szuch LLP
                  200 Campus Drive
                  P.O. Box 1945
                  Morristown, New Jersey  07962-1945
                  Attention:  Joseph Lunin
                  Facsimile Number:  (973) 966-1550

                  (b) Any such notice will be deemed to have been given when delivered personally, on the third business day after deposit postage pre-paid

                                                             Page 38 of 75 Pages

in the U.S. mail, or on the business day after deposit with a reputable overnight courier service delivery charges pre-paid, as the case may be.

         8.7      Severability  of  Provisions.   If   any   provision  of  this
                  ----------------------------
Agreement is held to be invalid for any reason whatsoever, then such provision will be deemed severable from the remaining provisions of this Agreement and will in no way affect the validity or enforceability of any other provision of this Agreement.

         8.8      Counterparts.  The   parties may  execute  this  Agreement  in
                  ------------
separate counterparts (no one of which need contain the signatures of all parties), each of which will be an original and all of which together will constitute one and the same instrument.

         8.9      No Third-Party  Beneficiaries.  Except  as otherwise expressly
                  -----------------------------
provided in this Agreement, no Person which is not a party will have any right or obligation pursuant to this Agreement.

         8.10     Headings.  The  headings used  in this  Agreement are  for the
                  --------
purpose of reference only and will not affect the meaning or interpretation of any provision of this Agreement.

         8.11     Merger and Integration. Except as otherwise provided in this
                  ----------------------
Agreement, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, whether written or oral, are superseded by this Agreement.

         8.12     Transaction Expenses. The  Purchaser and the  Company, whether
                  --------------------
or not the Sale is consummated, shall bear their own legal and other fees and expenses with respect to the Sale.

         8.13     Further   Assurances.   From  and   after  the   Closing,  the
                  --------------------
Purchaser and the Company will, and will cause their respective Affiliates to, execute all documents and take any other action which they are reasonably requested to execute or take to further effectuate the transactions contemplated by the Transaction Documents.

         8.14     Announcements.  The  Company and the  Purchaser shall have the
                  -------------
right to review any press release or other public statement with respect to the transactions contemplated by this Agreement for a reasonable period of time before issuance thereof; provided, however, that the Company shall be entitled,
                         --------   -------
without the prior approval of the Purchaser, to make any press release or other public statement with respect to such transactions as is required by applicable law and regulations (although the Purchaser shall be consulted by the Company in connection with any such press release or other public statement prior to its release and shall be provided with a copy thereof and be given an opportunity to comment thereon).

         8.15     SEC. The  Purchaser  acknowledges  that following  the Closing
                  ---
Date the Purchaser and its Affiliates will have obligations to file certain reports pursuant to Section 13 and Section 16 of the Exchange Act with the SEC.

         8.16     Cooperation  on SEC  Filings.  The  Company  and the Purchaser
                  ----------------------------
acknowledge that the Company may now or in the future be required to include information concerning the Purchaser in SEC reports or other filings. The
Purchaser  shall  provide  the  Company  with  any  information,   certificates,

                                                             Page 39 of 75 Pages

documents or other materials about the Purchaser that are reasonably necessary to be included in such SEC reports or other filings.

                                    ARTICLE 9

                                   DEFINITIONS

         9.1      Definitions.  For purposes hereof,  the  following terms, when
                  -----------
used herein with initial capital letters, shall have the respective meanings set forth herein:

                  "Affiliate" of any Person means any other Person controlling, controlled by or under common control with such first Person.

                  "Agreement" means this Purchase Agreement (including Exhibits and Schedules) as it may be amended from time to time in accordance with its terms.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Fully Diluted Basis" means (i) assuming the conversion or exercise of outstanding securities that are convertible into or exchangeable for shares of Common Stock (whether such outstanding securities are "in the money" or not), (ii) not assuming the exercise of options to be issued under any plan, and (iii) not taking into account authorized, but unissued, shares of capital stock.

                  "GAAP" means, at a given time, United States generally accepted accounting principles, consistently applied.

                  "Government Entity" means the United States of America or any other nation, any state or other political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of government.

                  "Legal Requirement" means any requirement arising under any action, law, treaty, rule or regulation, determination or direction of an arbitrator or Government Entity.

                  "Lien"  means  any  mortgage,   pledge,   security   interest,
encumbrance, easement, restriction on use, restriction on transfer, charge, or other lien.

                  "Loss" means, with respect to any Person, any diminution in value, consequential or other damage, liability, demand, claim, action, cause of action, cost, damage, deficiency, Tax, penalty, fine or other loss or expense, whether or not arising out of a third-party claim, including all interest, penalties, reasonable attorneys' fees and expenses and all amounts paid or incurred in connection with any action, demand, proceeding, investigation or claim by any third-party (including any Government Entity) against or affecting such Person or which, if determined adversely to such Person, would give rise to, evidence the existence of, or relate to, any other Loss and the investigation, defense or settlement of any of the foregoing, together with

                                                             Page 40 of 75 Pages

interest thereon from the date on which such Person provides the written notice of the related claim as described in Section 6.4 through and including the date on which the total amount of the claim, including such interest, is recovered or recouped pursuant to Article 6.

                  "Person" means an individual, a partnership, a corporation, an association, a limited liability company, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

                  "SEC"  means  the  United  States   Securities   and  Exchange
Commission.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Shareholder Approval" means approval and adoption of the Sale and the issuance of the Key Employee Warrants by the requisite vote of the holders of the Company's Common Stock.

                  "Subsidiary" of any Person means any corporation, partnership, association or other business entity which such Person, directly or indirectly, controls or in which such Person has a majority ownership interest. For purposes of this definition, a Person is deemed to have a majority ownership interest in a partnership, association or other business entity if such Person is allocated a majority of the gains or losses of such entity or is or controls the managing director or general partner of such entity.

                  "Transaction Documents" means this Agreement, and all other agreements, instruments, certificates and other documents to be entered into or delivered by any party hereto in connection with the Sale.

         9.2      Other Definitional Provisions.
                  -----------------------------

                  (a)   "Hereof,"   etc.  The  terms   "hereof,"   "herein"  and
                         --------------
"hereunder" and terms of similar import are references to this Agreement as a whole (including Exhibits and Schedules) and not to any particular provision of this Agreement. Section and clause references contained in this Agreement are references to Sections and clauses in this Agreement, unless otherwise specified.

                  (b)   "Including."  The  term  "including"  means   including,
                         ---------
without limitation.


                  (c)   Successor   Laws.   Any  reference  to  any   particular
                        ----------------
law or regulation will be interpreted to include any revision of or successor to that section regardless of how it is numbered or classified.

                                                             Page 41 of 75 Pages



                  IN WITNESS WHEREOF, the parties have executed this Purchase Agreement as of the date first written above.


                                    LAZAR & COMPANY I.G., LLC

                                    By:      LAZAR & COMPANY I.G., INC.
                                             Managing Member

                                    By:      /s/ Shlomo Lazar
                                             -----------------------
                                             Shlomo Lazar
                                             Chief Executive Officer


                                    CONTINENTAL CHOICE CARE, INC.


                                    By:      /s/ Steven L. Trenk
                                             -----------------------
                                             Steven L. Trenk
                                             President

                                                             Page 42 of 75 Pages

                                  Schedule 2.2
                                  ------------


1. Techtron,  Inc. holds approximately 47% of the Company's Common Stock. Steven
L. Trenk, Alvin S. Trenk and Martin G. Jacobs, M.D., officers, directors and principal shareholders of Techtron, Inc., have voted in unanimity in the past with respect to the voting of Techtron, Inc. of its shares of the Company's Common Stock, although not bound by any agreement to do so.

2. The Company granted registration rights to Ryan, Beck & Co. and Josephthal & Co. Inc. Ryan, Beck & Co. and Josephthal & Co. Inc. have demanded registration pursuant to such rights and the Company is in the process of registering securities pursuant thereto.